File Number 9 1 5 1 8 4 7 2 5638-672-5

91518472

STATE OF ILLINOIS

OFFICE OF THE SECRETARY OF STATE

91518472

Whereas, ARTICLES OF MERGER OF
DAUPHIN TECHNOLOGY, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, *I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this* 6TH *day of* SEPTEMBER *A.D. 19* 91 *and of the Independence of the United States the two hundred and* 16TH.

SEAL OF THE STATE OF ILLINOIS AUG. 26TH 1818

George H Ryan
SECRETARY OF STATE

C-212

9151 8472

ARTICLES OF MERGER OF
DT OF ILLINOIS, INC.
an Illinois Corporation into
DAUPHIN TECHNOLOGY, INC.,
an Illinois Corporation

Pursuant to the provisions of Section 11.30 of the The Business Corporation Act of 1983, Dauphin Technology, Inc., an Illinois Corporation (hereafter, "Dauphin") and DT of Illinois, Inc., an Illinois Corporation (hereafter, "DT"), adopt the following Articles of Merger for the purpose of merging DT into Dauphin.

1. The names of the corporations proposing to merge, and the State or Country of their incorporation, are: Dauphin Technology, Inc., an Illinois corporation, and DT of Illinois, Inc., an Illinois corporation.

2. The laws of the State or Country under which each corporation is incorporated permit such merger.

3. The name of the surviving corporation is Dauphin Technology, Inc. and it shall be governed by the laws of Illinois.

4. The plan of merger is attached hereto.

5. Not applicable.

6. Not applicable.

7. Dauphin has 100,000,000 shares of voting common stock, par value $.001, authorized, of which 11,380,000 shares are issued and outstanding. Each share is entitled to one vote. Dauphin also has 10,000,000 shares of preferred stock, $.01 par value, authorized, none of which are issued and outstanding.

DT has 100,000,000 shares of common stock, $.001 par value, authorized, of which 10,000 shares are issued and outstanding, all of which are owned by Dauphin. Each share is entitled to one vote. DT has 10,000,000 shares of preferred stock, $.01 par value, authorized, none of which are issued and outstanding.

9151847

9 1 5 1 8 4 7 2

IN WITNESS WHEREOF, the undersigned corporations, acting by their respective presidents and secretaries, have executed these Articles of Merger on the 28th day of May, 1991.

Attest:

Thomas W Rieck
Thomas W. Rieck, Secretary

DAUPHIN TECHNOLOGY, INC.
an Illinois corporation

By A Yong
Alan Yong, President

Attest:

Thomas W Rieck
Thomas W. Rieck, Secretary

DT OF ILLINOIS, INC.
an Illinois corporation

By A Yong
Alan Yong, President

a:\wp51\Dauphin\ArticSec.DT

91518472

9151 8472

PLAN OF MERGER
by and between
DAUPHIN TECHNOLOGY, INC.
and
DT OF ILLINOIS, INC.,
(both) Illinois corporations

AGREEMENT made this 31st day of May, 1991, between DAUPHIN TECHNOLOGY, INC. (hereinafter called "Dauphin"), a corporation of the State of Illinois whose principal office is at 1125 East St. Charles Road, Lombard, Illinois 60148, and DT OF ILLINOIS, INC. (hereinafter called "DT"), a corporation of the State of Illinois, whose principal office is at 1125 East St. Charles Road, Lombard, Illinois 60148, as follows:

WHEREAS, the directors of DT and DAUPHIN believe that it will be in the best interests of each corporation that DT be merged into DAUPHIN;

NOW, THEREFORE, in consideration of the mutual undertakings hereinafter set forth, DAUPHIN and DT agree as follows:

(a) DT shall be merged into DAUPHIN by the transfer to DAUPHIN of all the assets of DT, subject to all of its liabilities and obligations which liabilities and obligations DAUPHIN shall assume, in complete cancellation of all the capital stock of DT.

(b) The name of the surviving corporation shall be DAUPHIN.

(c) The names of the first directors and officers of the surviving corporation, who shall hold office until their successors are chosen or appointed according to the by-laws of the surviving corporation, are as follows:

Alan Yong	President and Director
Lucy Yong	Assistant to the President/ Assistant Secretary/Director
Thomas W. Rieck	Secretary and Director
Nick Huang	Treasurer

(d) DAUPHIN has 100,000,000 shares of voting common stock, par value $.001, authorized, of which 11,380,000 shares are issued and outstanding. Each share is entitled to one vote. DAUPHIN also has 10,000,000 shares of preferred stock, $.01 par value, authorized, none of which are issued and outstanding.

(e) The capital stock of DT shall be completely cancelled, and that of DAUPHIN shall be unaffected, by the merger.

91518472

(f) Following the adoption of this Agreement by the board of directors of DAUPHIN and of DT, the merger, transfer of assets from DT to DAUPHIN, assumption of obligations and liabilities of DT by DAUPHIN, and cancellation of DT capital stock shall all be effective at 11:59 p.m. on May 31, 1991,* and the issuance of a Certificate of Merger by the Secretary of State of Illinois.

Attest:	DAUPHIN TECHNOLOGY, INC.
Thomas W Rieck	By Alan Yong
Thomas W. Rieck, Secretary	Alan Yong, President
Attest:	DT OF ILLINOIS, INC.
Thomas W Rieck	By Alan Yong
Thomas W. Rieck, Secretary	Alan Yong, President

*for accounting purposes only

a:\sep51\Dauphin\agreemen.DT

MAIL TO

Rieck & Crotty
55 W. Monroe
Chicago IL

DEPT-01 RECORDINGS $16.29
T#1111 TRAN 5461 10/04/91 10:10:00
#8633 # A *-91-518472
COOK COUNTY RECORDER

91518472

91518472

16.29